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                                    EXHIBITS

                                                                     EXHIBIT 4.1

                                AMENDMENT NO. 1
                                     TO THE
                              BOWATER INCORPORATED
                        SALARIED EMPLOYEES' SAVINGS PLAN

         Effective as of the date specified herein, the Bowater Incorporated Salaried Employees' Savings Plan, as amended and restated effective January 1, 1997 (the "Plan"), is hereby further amended as follows:

         1 . The first sentence of Section 1.51 of the Plan is amended to read as follows:

         "An approved leave of absence taken in order to perform uniformed service, duty or training within the meaning of USERRA, which is effective as of December 12, 1994."

                                     * * *

         IN WITNESS WHEREOF, Bowater Incorporated has caused this Amendment No. 1 to the Plan to be executed by its duly designated officers and its corporate seal to be affixed hereto on the 3rd day of June, 1999.


                                        BOWATER INCORPORATED

                                        By: /s/ JAMES T. WRIGHT
                                           -----------------------------------
                                           James T. Wright

                                        Its: Vice President -- Human Resources
                                             ---------------------------------

ATTEST:

By: /s/ CAROL D. HINTON
   ---------------------------
    Carol D. Hinton

Its:  Assistant Secretary
    --------------------------